Appendix I

                         J.P. MORGAN INSTITUTIONAL FUNDS
                     (formerly The JPM Institutional Funds)

                    AMENDMENT NO. 11 TO DECLARATION OF TRUST

                                  Amendment and
                  Ninth Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                   dated April 28, 1999, effective May 3, 1999

                  Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of J.P. Morgan Institutional Funds (the "Trust"), the Trustees of the Trust hereby amend and restate the Tenth Amended and Restated Establishment and Designation of Series appended to the Declaration of Trust to add two additional series.

         1. The Funds shall be named and/or designated as follows:

             J.P. Morgan Institutional Federal Money Market Fund
             J.P. Morgan Institutional Prime Money Market Fund
             J.P. Morgan Institutional Tax Exempt Money Market Fund
             J.P. Morgan Institutional Short Term Bond Fund
             J.P. Morgan Institutional Bond Fund
             J.P. Morgan Institutional Tax Exempt Bond Fund
             J.P. Morgan Institutional U.S. Equity Fund
             J.P. Morgan Institutional U.S. Small Company Fund
             J.P. Morgan Institutional International Equity Fund
             J.P. Morgan Institutional Diversified Fund
             J.P. Morgan Institutional International Bond Fund
             J.P. Morgan Institutional Emerging Markets Equity Fund
             J.P. Morgan Institutional New York Tax Exempt Bond Fund
             J.P. Morgan Institutional Asia Growth Fund
             J.P. Morgan Institutional Japan Equity Fund
             J.P. Morgan Institutional European Equity Fund
             J.P. Morgan Institutional Disciplined Equity Fund
             J.P. Morgan Institutional Global Strategic Income Fund
             J.P. Morgan Institutional International Opportunities Fund
             J.P. Morgan Institutional U.S. Small Company Opportunities Fund J.P. Morgan Institutional Emerging Markets Debt Fund
             J.P. Morgan Institutional Latin American Equity Fund
             J.P. Morgan Institutional Treasury Money Market Fund
             J.P. Morgan Institutional Service Treasury Money Market Fund J.P. Morgan Institutional Service Prime Money Market Fund
             J.P. Morgan Institutional Service Federal Money Market Fund J.P. Morgan Institutional Service Tax Exempt Money Market Fund J.P. Morgan Institutional Bond Fund - Ultra
             J.P. Morgan Institutional Treasury Money Market Reserves Fund J.P. Morgan Institutional Prime Money Market Reserves Fund

                  and shall have the following special and relative rights:
         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or any such other series of Shares.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective on May 3, 1999 and only when signed by a majority of the Trustees.





/s/Frederick S. Addy
-----------------------
Frederick S. Addy

/s/William G. Burns
-----------------------
William G. Burns

/s/Arthur C. Eschenlauer
-----------------------
Arthur C. Eschenlauer

/s/Matthew Healey
-----------------------
Matthew Healey

/s/Michael P. Mallardi
-----------------------
Michael P. Mallardi